UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2006

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090

SANTA CLARA, CALIFORNIA 95052-8090

(Address of Principal Executive Offices)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Table of Contents

		Page
Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition	3

Section 8 – Other Events

Item 8.01	Other Events	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated June 8, 2006 (Earnings)

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On June 8, 2006, National Semiconductor Corporation issued a news release announcing earnings for the quarter ended May 28, 2006. The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Operations, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	OTHER EVENTS

On June 8, 2006, the Company also announced in its news release that its Board of Directors had declared a cash dividend of $0.03 per outstanding share of common stock. The dividend is payable on July 10, 2006 to stockholders of record on June 19, 2006. In addition, the company announced that its Board of Directors had approved another stock repurchase program of $500 million.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated June 8, 2006 issued by National Semiconductor Corporation* (Earnings)

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: June 8, 2006	/S/ Jamie E. Samath

Jamie E. Samath
Corporate Controller
Signing on behalf of the registrant and
as principal accounting officer

Media Contact:	Financial:
Jeff Weir	Long Ly
National Semiconductor	National Semiconductor
(408) 721-5199	(408) 721-5007

National Semiconductor Posts 23% Year-to-Year Revenue Growth,

61.4% Gross Margin and Earnings of 34 Cents Per Share for Fourth Quarter of Fiscal Year 2006

•	Q4 FY06 revenues reached $572.6 million, up 4.5% from Q3 revenues of $547.7 million
•	Gross margin was 61.4%, up from 60.7% in Q3 and 54.7% in Q4 of FY2005
•	GAAP net income was $118.8 million, compared to $130.1 million in Q3 and $130.2 million in Q4 FY05
•

Net income includes a one-time tax charge of approximately $25 million associated with repatriation of accumulated foreign earnings, under the American Jobs Creation Act of 2004. This charge reduced EPS by 7 cents

•	Q1 FY07 revenue projected to be seasonally down 2 to 3%

SANTA CLARA, Calif. – June 8, 2006 --  National Semiconductor Corporation (NYSE:NSM) today reported GAAP net income of $118.8 million, or 34 cents per share, on revenues of $572.6 million for the fourth quarter of fiscal 2006, which ended May 28, 2006.

National’s fourth quarter revenues were 22.6 percent higher than the $467.0 million revenues recorded in the fourth quarter of fiscal 2005, and 4.5 percent higher sequentially than the $547.7 million revenues reported in Q3 FY06.

National’s gross margin in Q4 FY06 hit an all-time high of 61.4 percent, up from 60.7 percent in Q3 FY06 and 54.7 percent a year ago. This continuing improvement in gross margin is a direct result of the Company’s focus on growing its higher-value Analog product portfolio.

“National continues to show improvement in margins,” said Brian L. Halla, National’s chairman and CEO. “Our investment in new, value-added analog products, targeting precision, high speed and best power efficiencies, is paying off. These products deliver higher value to our customers and higher margins and sales to National.”

Fourth quarter fiscal 2006 net income included a one-time tax charge of $24.5 million related to the repatriation of accumulated foreign earnings, under provisions of the American Jobs Creation Act of 2004. A year ago, National’s fourth quarter net income of $130.2 million, or 36 cents per share, included an $86.1 million goodwill write-off, a $51.1 million gain from the sale of National’s PC Super/IO business, and a $2.6 million charge for cost reductions (all on a pre-tax basis). In addition, the income taxes in last year’s fourth quarter were a net benefit of $57.0 million due to deferred tax assets. The impact of these items, assuming a recent historical FY 2005 tax rate of approximately 20 percent, was a positive contribution to net income of $41.6 million or 11 cents per share in Q4 FY05.

Bookings Increased in Q4

National’s fourth quarter bookings were slightly higher compared to the third quarter. Bookings also exceeded billings in the fourth quarter of fiscal 2006. Within the company’s various product lines, new orders for data converters and interface products grew at a much higher rate than the overall company average. Regionally, bookings increased in Europe, Asia Pacific and Japan. Year-to-year, total company fourth quarter bookings increased 29 percent over last year’s fourth quarter.

Outlook for Q1, Fiscal 2007

Based upon current business conditions, National anticipates that Q1 revenues will be seasonally down 2 to 3 percent from fourth quarter revenues. Much of the anticipated decline is attributable to lower foundry revenues for businesses previously sold. Commencing in the first quarter of fiscal 2007, National will begin to report stock compensation expenses in accordance with FASB Statement 123(R). Gross-margin percentage is expected to be similar to the level achieved in Q4.

Company Declares Dividend

The Company today declared a cash dividend of $0.03 per outstanding share of common stock. This dividend will be paid July 10, 2006 to shareholders of record at the close of business on June 19, 2006.

Board Authorizes Additional Stock Buy-Back Program

Today, National also announced that the Board has approved an additional $500 million to buy back National’s common stock beyond previously approved stock-repurchase programs. The Company bought back $200 million of common stock during the fourth quarter and $951 million of stock during the fiscal year. The diluted weighted average shares outstanding for Q4 fiscal 2006 was 352.3 million shares.

Summary of Fiscal 2006

Annual revenues were $2.16 billion compared to $1.91 billion in FY05 and $1.98 billion for FY04. For fiscal 2006, the Company reported net income of $449.2 million. This compares to the $415.3 million net profit reported for FY2005 and the $282.8 million net profit reported for FY2004. Earnings per share for the year were $1.26 compared to $1.11 for fiscal 2005 and 73 cents for fiscal 2004. National’s increased profitability has been driven by consistent improvement in gross margin as a result of a growing portfolio of higher-value Analog products. The gross margin was 59.0 percent for fiscal 2006 compared to 53.4 percent in fiscal 2005 and 51.0 percent in fiscal 2004.

“For the year, we achieved 13 percent revenue growth, increased gross margin by 6 points and delivered 25 percent return on invested capital --- our third straight year of better than 20 percent ROIC,” said Halla.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These factors include, but are not restricted to, new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products. Other risk factors are included in the Company’s 10-K for the year ended May 29, 2005 (see Outlook and Risk Factors sections of Management’s Discussion and Analysis of Financial Conditions and Results of Operations) and the 10-Q for the quarter ended February 26, 2006.

About National Semiconductor

National Semiconductor, the industry’s premier analog company, creates high-value analog devices and subsystems. National’s leading-edge products include power management circuits, display drivers, audio and operational amplifiers, interface products and data conversion solutions. National’s key analog markets include wireless handsets, displays and a variety of broad electronics markets, including medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, California, National reported sales of $2.16 billion for fiscal 2006, which ended May 28, 2006. Additional company and product information is available at www.national.com.

NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	May 28, 2006	May 29, 2005	May 28, 2006	May 29, 2005

Net sales	$ 572.6	$ 467.0	$ 2,158.1	$1,913.1
Operating costs and expenses:
Cost of sales	221.1	211.4	885.4	892.3
Research and development	85.2	84.5	326.6	333.0
Selling, general and administrative	68.8	61.7	273.9	256.8
Cost reduction and restructuring charges	2.0	2.6	33.7	23.9
Goodwill impairment loss	2.4	86.1	7.6	86.1
Gain on sale of businesses	(0.6)	(51.1)	(28.9)	(59.9)
Other operating income, net	(1.4)	1.7	(5.7)	(18.0)
Total operating costs and expenses	377.5	396.9	1,492.6	1,514.2

Operating income	195.1	70.1	665.5	398.9
Interest income, net	8.7	5.5	31.8	15.9
Other non-operating expense, net	(0.2)	(2.4)	(2.1)	(4.9)

Income before taxes	203.6	73.2	695.2	409.9
Income tax expense (benefit)	84.8	(57.0)	246.0	(5.4)
Net income	$ 118.8	$ 130.2	$ 449.2	$ 415.3

Earnings per share:
Basic	$ 0.35	$ 0.37	$ 1.32	$ 1.17
Diluted	$ 0.34	$ 0.36	$ 1.26	$ 1.11

Selected income statement ratios as a percentage of sales:
Gross margin	61.4%	54.7%	59.0%	53.4%
Research and development	14.9%	18.1%	15.1%	17.4%
Selling, general and administrative	12.0%	13.2%	12.7%	13.4%
Net income	20.7%	27.9%	20.8%	21.7%

Effective tax rate	41.7%	N/A	35.4%	N/A

NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	May 28,	May 29,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$ 932.2	$ 867.1
Short-term marketable investments	110.3	155.1
Receivables	208.6	123.9
Inventories	189.4	170.2
Deferred tax assets	74.7	126.9
Other current assets	25.3	70.3

Total current assets	1,540.5	1,513.5

Net property, plant and equipment	627.7	605.1
Goodwill	57.3	87.2
Deferred tax assets	185.7	192.2
Other assets	99.9	106.2

Total assets	$2,511.1	$2,504.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 108.8	$ 64.7
Accrued expenses	191.0	143.6
Income taxes payable	98.5	76.7

Total current liabilities	398.3	285.0

Long-term debt	21.1	23.0
Other noncurrent liabilities	165.6	142.1

Total liabilities	585.0	450.1

Commitments and contingencies

Shareholders’ equity:
Common stock	167.8	174.0
Additional paid-in capital	504.2	1,024.5
Retained earnings	1,376.2	961.2
Unearned compensation	(8.6)	(7.4)
Accumulated other comprehensive loss	(113.5)	(98.2)

Total shareholders’ equity	1,926.1	2,054.1

Total liabilities and shareholders’ equity	$2,511.1	$2,504.2

NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Twelve Months Ended
	May 28,	May 29,
	2006	2005
Cash flows from operating activities:
Net income	$ 449.2	$ 415.3
Adjustments to reconcile net income with net cash
provided by operating activities:
Depreciation and amortization	166.3	194.4
Impairment of goodwill	7.6	86.1
Gain on investments	(8.3)	(1.3)
Share in net losses of equity-method investments	0.7	5.7
Loss on disposal of equipment	2.7	1.1
Gain on sale of business	(28.9)	(59.9)
Noncash other operating income, net	1.9	(11.1)
Tax benefit associated with stock options	104.5	20.1
Other, net	8.2	2.4
Changes in certain assets and liabilities, net:
Receivables	(84.3)	76.7
Inventories	(19.2)	29.8
Other current assets	45.0	(18.7)
Accounts payable and accrued expenses	70.7	(144.4)
Current and deferred income taxes	87.3	(51.8)
Other noncurrent assets	(9.0)	-
Other noncurrent liabilities	1.4	(16.5)

Net cash provided by operating activities	795.8	527.9

Cash flows from investing activities:
Purchase of property, plant and equipment	(163.3)	(96.6)
Sale of equipment	1.2	-
Purchase of available-for-sale securities	-	(16.8)
Sale and maturity of available-for-sale securities	46.9	-
Sale of businesses	71.0	71.5
Sale of investments	11.6	0.7
Investment in nonpublicly traded companies	-	(0.3)
Funding of benefit plan	(3.0)	(6.9)
Security deposits on leased equipment	-	(21.8)
Other, net	(0.4)	0.9

Net cash used by investing activities	(36.0)	(69.3)

Cash flows from financing activities:
Payment on software license obligations	(13.1)	(15.2)
Issuance of common stock	303.3	118.4
Purchase and retirement of treasury stock	(950.7)	(323.5)
Cash dividends declared and paid	(34.2)	(14.1)

Net cash used by financing activities	(694.7)	(234.4)

Net change in cash and cash equivalents	65.1	224.2
Cash and cash equivalents at beginning of the year	867.1	642.9
Cash and cash equivalents at end of the year	$ 932.2	$ 867.1

PART I. FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	May 28, 2006	May 29, 2005	May 28, 2006	May 29, 2005
Earnings per share: Basic	$ 0.35	$ 0.37	$ 1.32	$ 1.17
Diluted	$ 0.34	$ 0.36	$ 1.26	$ 1.11

Net income used in basic and diluted earnings per share calculation	$118.8	$130.2	$ 449.2	$ 415.3

Weighted-average shares: Basic	336.3	349.2	339.8	353.9
Diluted	352.3	365.8	357.0	373.9

NOTES TO FINANCIAL STATEMENTS:

(In millions)

	Three Months Ended		Twelve Months Ended
Other operating income, net	May 28, 2006	May 29, 2005	May 28, 2006	May 29, 2005

Net intellectual property income	$ (0.8)	$ (1.2)	$ (4.1)	$ (5.2)
Intangible asset impairment	-	-	1.8	-
Litigation settlements	-	2.9	-	(7.1)
Manufacturer’s Investment Credit refund	-	-	-	(7.4)
Other	(0.6)	-	(3.4)	1.7
Total other operating income, net	$ (1.4)	$ 1.7	$ (5.7)	$ (18.0)

Interest income, net

Interest income	$ 9.4	$ 5.8	$ 33.7	$ 17.4
Interest expense	(0.7)	(0.3)	(1.9)	(1.5)
Interest income, net	$ 8.7	$ 5.5	$ 31.8	$ 15.9

Other non-operating expense, net

Gain on investments	$ (0.1)	$ (0.7)	$ 8.3	$ 1.3
Share in net losses of equity-method
Investments	(0.1)	(1.7)	(0.7)	(5.7)
Charitable contribution	-	-	(9.7)	-
Other	-	-	-	(0.5)
Total other non-operating expense, net	$ (0.2)	$ (2.4)	$ (2.1)	$ (4.9)